Vertex Energy Inc. 8-K

Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of April 1, 2022, is made and entered into by and among Vertex Energy Inc., a Nevada corporation (the “Company”), and each of the undersigned entities (together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company has entered into that certain Loan and Security Agreement (the “Loan Agreement”), dated as of April 1, 2022, by and among the Company, Vertex Refining Alabama LLC, a Delaware limited liability company (“Borrower”), certain direct and indirect subsidiaries of the Company from time to time party thereto and Cantor Fitzgerald Securities, as administrative and collateral agent for the Lenders, pursuant to which the Lenders agreed to lend to the Borrower an aggregate of $125,000,000; and

WHEREAS, in connection with the transactions contemplated by the Loan Agreement, and in accordance with that certain Warrant Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent (as defined therein) (the “Warrant Agreement”), on the Closing Date, pursuant to an exemption from registration provided by Section 4(a)(2), and Rule 506 thereunder, of the Securities Act, the Company is issuing to the Holders an aggregate of 2,750,000 warrants (the “Warrants”), with each Warrant entitling the holder thereof to purchase one share of Common Stock (such shares of Common Stock, as may be adjusted in accordance with the Warrant Agreement, the “Warrant Shares”); and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant to the Holders certain registration rights with respect to the Warrant Shares, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the applicable Registration Statement or Prospectus were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Applicable Holders” shall mean, at any time, Holders representing at least a majority-in-interest of the then outstanding Registrable Securities.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction, but excluding a variable price reoffer.

“Board” shall mean the Board of Directors of the Company.

“Borrower” shall have the meaning given in the Recitals hereto.

“Closing” shall mean the consummation of the Loan Agreement.

“Closing Date” shall mean the date hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean shares of common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demanding Holder” shall mean the applicable Holders making a written demand pursuant to Section 2.1.3 or Section 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Fair Market Value” shall mean the average of the daily volume weighted average prices per share of such shares or securities for the five (5) consecutive Trading Days immediately preceding the day as of which Fair Market Value is being determined, as reported on the New York Stock Exchange, or if such shares or securities are not listed on the New York Stock Exchange, as reported on the principal U.S. national or regional securities exchange or quotation system on which such shares or securities are then listed or quoted; provided, however, if (x) such shares or securities are not listed or quoted on the New York Stock Exchange or any U.S. national or regional securities exchange or quotations system or (y) a transaction impacting such shares or securities makes it unjust or inequitable to value such shares or securities in the manner provided above as reasonably determined in good faith by the Board, then the Fair Market Value of such securities shall be determined in good faith by the Board, with written notification of such determination to be provided to all Holders; provided, that within twenty (20) days following notification to all Holders of such determination by the Board, the Applicable Holders may, by written notice to the Company, require the Company to engage an independent, reputable appraiser jointly selected by the Company and the Applicable Holders to determine the Fair Market Value of such shares or securities.

"Filing Deadline” shall have the meaning given in Section 2.1.1

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto.

“Initial Registration Statement” shall have the meaning given in Section 2.5.

“Lenders” shall mean the lenders identified in the Loan Agreement.

“Loan Agreement” shall have the meaning given in the Recitals hereto.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean (i) with respect to any Holder, an affiliate of such Holder or (ii) transferees of the Warrants in a transaction in which the applicable Holder’s rights under this Agreement are assigned to such transferee(s) in accordance with Section 5.2.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Pro Rata” shall have the meaning given in Section 2.1.5.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus in accordance with the rules of the Commission.

“Registrable Security” shall mean (a) any Warrant Shares, and (b) any other equity security of the Company issued or issuable with respect to any securities referenced in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) such securities shall have been sold, transferred, disposed of or exchanged, other than pursuant to a Registration Statement, new certificates for such securities (or book entry positions) not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities are held by the Company or one of its subsidiaries or have ceased to be outstanding; (D) such securities may be sold by the applicable Holder without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations) and new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company; or (E) such securities have been sold in a private transaction in which the transferor’s rights under this Agreement have not been assigned to the transferee of such securities in accordance with Section 5.2.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing with the Commission a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective under the Securities Act.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)       all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B)       fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)       printing, messenger, telephone and delivery expenses;

(D)       reasonable fees and disbursements of counsel for the Company;

(E)       reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)       reasonable and documented fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in a Shelf Registration (including any Subsequent Shelf Registration), an Underwritten Offering or a Shelf Takedown, as the case may be.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Shelf Registration, including a Piggyback Registration.

“Subsequent Shelf Registration” shall have the meaning given in Section 2.1.2.

“Trading Day” means a day on which the Nasdaq Capital Market, or if the Common Stock is not listed on the Nasdaq Capital Market, on which the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted is open for the transaction of business, or, if such Common Stock is not listed or admitted to trading on any U.S. national or regional securities exchange, a day on which banking institutions in New York City generally are open.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Warrant” shall have the meaning given in the Recitals hereto.

“Warrant Shares” shall have the meaning given in the Recitals hereto.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall use commercially reasonable efforts to file with the Commission as soon as reasonably practicable and in no event later than seventy-five (75) days after the Closing Date (the “Filing Deadline”), a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is then ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), in each case, covering the resale by the Holders of all the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the initial filing thereof and in no event later than forty-five (45) days following the initial filing of the Registration Statement (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to seventy-five (75) days after the initial filing of the Registration Statement if the Registration Statement is reviewed by the staff of the Commission. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain such Shelf (or a replacement Shelf) in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf (or a replacement Shelf) continuously effective, available for use by the Holders of the Registrable Securities and in compliance with the provisions of the Securities Act until the earlier of the fifth anniversary of the effective date of the Initial Registration Statement or such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) on Form S-1 to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act prior to the fifth anniversary of the effective date of the Initial Registration Statement for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable, (i) cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or (ii) file an additional registration statement as a replacement Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities still outstanding (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use by the Holders of the Registrable Securities and in compliance with the provisions of the Securities Act until the earlier of (x) the later of the fifth anniversary of the effective date of the Initial Registration Statement and one year after the effective date of such Subsequent Shelf Registration and (y) such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 Additional Registrable Securities. In the event that, after the effective date of the Initial Registration Statement, any Holder holds Registrable Securities that have not been registered for resale on a delayed or continuous basis, the Company, upon the written request of Demanding Holders representing at least a majority-in-interest of the then outstanding Registrable Securities, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and use commercially reasonable efforts to cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

2.1.4 Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, Demanding Holders representing at least a majority-in-interest of the then outstanding Registrable Securities may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf, including a Block Trade (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if the aggregate gross proceeds from such Underwritten Shelf Takedown are reasonably expected to exceed, in the aggregate, $35 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Demanding Holders shall have the right to select the Underwriters for such Underwritten Shelf Takedown (which shall consist of one or more reputable nationally recognized investment banks that are reasonably acceptable to the Company). Notwithstanding anything to the contrary in this Agreement, the Company may effect any such Underwritten Shelf Takedown pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings with the managing Underwriter or Underwriters and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Underwritten Shelf Takedown contemplated by this Section 2.1.4, the underwriting agreement into which each Demanding Holder, the Company and the managing Underwriter or Underwriters shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities. The Company may elect to include primary shares of Common Stock in any Underwritten Shelf Takedown undertaken pursuant to this Section 2.1.4, subject to any reductions required by Section 2.1.5 below.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and any Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other securities that the Company desires to sell and the Common Stock or other securities, if any, that have been requested to be sold in such Underwritten Shelf Takedown pursuant to separate written contractual piggy-back registration rights held by other securityholders of the Company, exceeds the maximum dollar amount or maximum number of securities that can be sold in the Underwritten Shelf Takedown without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown as compared to the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf Takedown (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other securities held by other persons or entities that the Company is obligated to offer in an Underwritten Offering pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.6  Withdrawal. Prior to the execution of the underwriting agreement with respect to an Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating such Underwritten Shelf Takedown shall have the right to irrevocably withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the managing Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown, and such Underwritten Shelf Takedown shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof; provided that the Requesting Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Requesting Holders or any of their respective Permitted Transferees, as applicable. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company or any Holder who has the right to demand a Shelf Takedown pursuant to the terms of this Agreement proposes to conduct a Shelf Takedown of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities (including securities or other obligations exercisable or exchangeable for, or convertible into, equity securities) in each case to be sold in an Underwritten Offering for the Company’s or such Holder’s own account or for the account of other persons or entities (or by the Company and such Holders and by such other persons or entities, including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any Shelf Takedown with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company (iv) for a dividend reinvestment plan or (v) on Form S-4 (or any similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), then in the event any Registrable Securities are not then covered under an effective Registration Statement, the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or the applicable “red herring” prospectus or prospectus supplement to be used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities, to the extent permitted under the rules of the Commission, the opportunity to include in such offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause the Registrable Securities that the Holders of Registrable Securities have requested to be included in such Piggyback Registration to be so included, to the extent permitted under the rules of the Commission, and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities so requested by the Holders pursuant to this Section 2.2.1 to be included in such Piggyback Registration on the same terms and conditions as any Common Stock to be sold by the Company included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall, to the extent applicable, be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the managing Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock or other equity securities that the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which Registration or a Shelf Takedown has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Stock or other equity securities, if any, as to which Registration or a Shelf Takedown has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration or Shelf Takedown is undertaken at the Company’s initiative for the Company’s account, the Company shall include in any such Registration or Shelf Takedown (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities, if any, as to which Registration or a Shelf Takedown has been requested pursuant to written contractual piggy-back registration rights of other persons or entities, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or Shelf Takedown is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or Shelf Takedown (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering as compared to the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities which can be sold without exceeding the Maximum Number of Securities.

(c) If the Registration or Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or Shelf Takedown securities in accordance with Section 2.1.5.

(d) Notwithstanding the foregoing, if the Registrable Securities requested to be included in a Registration or Shelf Takedown by any Holder pursuant to Section 2.2.1 differ from the type of equity securities proposed to be registered by the Company and the managing Underwriter for the related underwritten offering advises the Company in writing that due to such differences the inclusion of such Registrable Securities would cause a material adverse effect on the price or success of the offering (an “Adverse Effect”), and the Company notifies such Holder in writing of such advice, then (A) the number of such Holder’s or Holders’ Registrable Securities to be included in the Registration or Shelf Takedown shall be reduced to an amount which, in the judgment of such managing Underwriter, would eliminate such Adverse Effect or (B) if no such reduction would, in the judgment of such managing Underwriter, eliminate such Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Registration or Shelf Takedown; provided, however, that, in the case of this clause (B), no other securities that are the same as, or similar to, the Registrable Securities that had been requested to be included in a Registration or Shelf Takedown by any Holder pursuant to Section 2.2.1 shall be included and offered for the account of any other Person (other than the Company) in such Registration or Shelf Takedown. Any partial reduction in the number of Registrable Securities to be included in the Registration or Shelf Takedown pursuant to clause (A) of the immediately preceding sentence shall be effected on a pro rata basis among each of the Holders requesting inclusion of Registrable Securities in such Registration or Shelf Takedown and each of the other holders of securities of the Company that are requesting inclusion of securities of the Company in such Registration or Shelf Takedown that are the same as, or similar to, the Registrable Securities that had been requested to be included by Holders, based on the ratio that the number of Registrable Securities or other securities of the Company that each such Holder or each such other holder requested to be included bears to the total number of Registrable Securities and other securities of the Company that all Holders and such other holders requested to be included.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.3 Restrictions on Registration Rights. If during the period starting with the date forty-five (45) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration, the Demanding Holders request an Underwritten Shelf Takedown and provided that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement for such Company initiated Registration to be filed and to become effective (A)  the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the Underwritten Shelf Takedown requested by the Demanding Holders; and/or (B) in the good faith judgment of the Board such Registration or Underwritten Shelf Takedown would be seriously detrimental to the Company and the Board concludes as a result of any of the foregoing that it is essential to defer the filing of such Registration Statement or such Underwritten Shelf Takedown at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board confirming the existence of one or more of the conditions described in clauses (A) and/or (B) above and that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed or such Underwritten Shelf Takedown to be conducted, as the case may be, in the near future and that it is therefore essential to defer such Underwritten Shelf Takedown or the filing of such Registration Statement, as the case may be. In such event, the Company shall have the right to defer such Underwritten Shelf Takedown or such filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.4. Block Trades. Notwithstanding any other provision of Article II, but subject to Section 2.3, if the Demanding Holders desire to effect a Block Trade at a time when a Shelf Registration is effective and available, the Demanding Holders shall provide written notice to the Company at least five (5) business days prior to the date such Block Trade will commence. As promptly as reasonably practicable, the Company shall use its commercially reasonable efforts to facilitate such Block Trade, in the event the total offering price associated with such Block Trade is expected to exceed $25,000,000. The Demanding Holders shall use commercially reasonable efforts to work with the Company and the applicable Underwriter(s) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures.

2.5. Liquidated Damages. If (i) the initial Registration Statement required to be filed pursuant to Section 2.1.1 (the “Initial Registration Statement”) is not filed on or prior to the Filing Deadline (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3.1 herein, the Company shall be deemed to have not satisfied this clause (i) unless the Holders are given a reasonable opportunity to review and comment prior to the Initial Registration Statement becoming effective), (ii) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Deadline, or (iii) during the period commencing on the effective date of the Initial Registration Statement and ending on the earlier of the date when there are no Registrable Securities or the fifth anniversary of the effective date of the Initial Registration Statement, a Registration Statement is not continuously effective as to all Registrable Securities included in such Registration Statement, or a Holder is otherwise not permitted (except as a result of Section 2.1.5 or Section 2.2.2 above) to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as a “Registration Default”, and for purposes of clauses (i) and (ii), the date on which such Registration Default occurs, and for purpose of clause (iii) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as a “Registration Default Date”), then, in addition to any other rights such Holder may have hereunder or under applicable law, (x) on the first such Registration Default Date, the Company shall pay to such Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the Fair Market Value (calculated as of the first Registration Default Date) of the Registrable Securities held by such Holder as of such Registration Default Date, and (y) on each monthly anniversary of such Registration Default Date (if all applicable Registration Defaults shall not have been cured by such date) until all applicable Registration Defaults have been cured, the Company shall pay to such Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the Fair Market Value (calculated as of the first Registration Default Date) of the Registrable Securities held by such Holder on the first Registration Default Date. The parties agree that the maximum aggregate liquidated damages payable to any Holder under this Agreement with respect to all Registration Defaults shall be 10.0% of the Fair Market Value (calculated as of the first Registration Default Date) of the Registrable Securities held by such Holder on the first Registration Default Date). If the Company fails to pay any partial liquidated damages pursuant to this Section 2.5 in full within ten (10) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Registration Default.

2.6 Other Securities in Registration Statements. Nothing herein shall prohibit the Company from registering any other securities of the Company in any Form S-3 Shelf or Form S-1 Shelf required to be filed herein, and/or any other Registration Statement required to be filed hereunder, except to the extent explicitly provided for herein.

2.7 Provision of Information. The Company’s obligations to include any Holder’s Registrable Securities in any Registration Statement shall be subject to such Holder’s timely compliance with the requirements of Sections 5.8 and 4.1.2 hereof.

ARTICLE III

COMPANY PROCEDURES; HOLDER REQUIREMENTS

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as promptly as reasonably practicable:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be reasonably necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least three (3) business days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein), furnish a copy thereof to each Holder of Registrable Securities included in such Registration Statement or Prospectus and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders of Registrable Securities included in a Registration Statement at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders of Registrable Securities included in a Registration Statement, the Underwriters, if any, and any attorney or accountant retained by any such party, if any, to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representatives, the Underwriters, attorney or accountant in connection with the Registration; provided, however, that such representatives or the Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent (which shall not be unreasonably withheld or delayed) of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 use commercially reasonable efforts to obtain, upon request, a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders of Registrable Securities included in a Registration Statement, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration and sale in respect of which such opinion is being given as such Holders, the placement agent, the sales agent, or the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 with respect to an Underwritten Shelf Takedown pursuant to Section 2.1.4 and subject to the conditions set forth therein, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that subject to this Section 3.2, the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and Underwriter marketing costs.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company or the Demanding Holders hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company or the Demanding Holders, as applicable, and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the Registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement or that the Registration Statement or Prospectus can no longer be relied upon or used, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would, under the Commission’s rules and regulations, require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s reasonable control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement, provided, however, that the Company may not delay the filing or initial effectiveness of, or suspend use of, such Registration Statement on more than one occasion or for more than thirty (30) consecutive calendar days, or more than sixty (60) total calendar days in each case during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval (EDGAR) System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any customary legal opinions in connection with any such sale pursuant to such exemptions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Obligations of the Holders. Each of the Holders agrees to sell all Registrable Securities registered under any Registration Statement and sold in connection therewith, in compliance with the plan of distribution set forth in such Registration Statement and any and all applicable prospectus delivery requirements under applicable securities laws.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained or incorporated by reference in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained or incorporated by reference in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement (a) which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), (b) which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or (c) which includes a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, (iii) transmission by hand delivery or (iv) transmission by electronic mail with receipt acknowledged. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the fifth business day following the date on which it is mailed in the case of notices delivered by courier service or hand delivery, at such time as it is delivered to the addressee (with the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, or, in the case of electronic mail, when receipt is acknowledged in writing by the recipient. Any notice or communication under this Agreement must be addressed, if to the Company, to: Vertex Energy, Inc., 1331 Gemini St., Suite 250, Houston, Texas 77058, Attention: Chief Financial Officer, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.4 Notwithstanding the foregoing, no assignment by any Holder of such Holder’s rights, duties and obligations hereunder shall be effective and binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.5 Amendments and Modifications. Upon the written consent of (a) the Company, and (b) the Holders of at least sixty-six and two-thirds percent (66 2/3%) in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Registrable Securities, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person other than Tensile Capital Partners Master Fund LP, which holds registration rights in connection with warrants to purchase 1,500,000 shares of Common Stock, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to Tensile Capital Partners Master Fund LP or to the holders of any other outstanding securities issued by the Company under any agreement, including any registration rights agreement. The Company will not grant any person any registration rights with respect to the capital stock of the Company that are prior in right or in conflict or inconsistent with the rights of the Holders as set forth in Article II in any material respect (it being understood that this shall not preclude the grant of additional demand and piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement). Nothing in this Section 5.6 will prohibit or restrict the Company’s ability to register the resale of any other securities on any of the Registration Statements.

5.7 Term. This Agreement shall terminate with respect to any Holder upon the date that such Holder no longer holds any Registrable Securities, provided that the provisions of Article IV shall survive any termination with respect to such Holder.

5.8 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder and such other information as may be reasonably requested by the Company or its counsel, in order for the Company to make determinations hereunder and to comply with the terms hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

VERTEX ENERGY INC.

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:
WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	/s/ Lisa Conrad
Name: Lisa Conrad
Title: General Counsel
WHITEBOX RELATIVE VALUE PARTNERS, LP

By:	/s/ Lisa Conrad
Name: Lisa Conrad
Title: General Counsel
WHITEBOX GT FUND, LP

By:	/s/ Lisa Conrad
Name: Lisa Conrad
Title: General Counsel
PANDORA SELECT PARTNERS, LP

By:	/s/ Lisa Conrad
Name: Lisa Conrad
Title: General Counsel
HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director, Co-Chief Investment Officer
GLOBAL CREDIT OPPORTUNITIES II FUND A MASTER SCSP

By:	/s/ Zach Viders
Name: Zach Viders
Title: Managing Director
GCO II FUND B (INVESTMENT 2), L.P.

By:	/s/ Zach Viders
Name: Zach Viders
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

BLACKROCK DIVERSIFIED PRIVATE DEBT FUND MASTER LP

By:	/s/ Zach Viders
Name: Zach Viders
Title: Authorized Signatory
CHAMBERS ENERGY CAPITAL IV, LP

By:	/s/ Robert Hendricks
Name: Robert Hendricks
Title: Partner
CROWDOUT CREDIT OPPORTUNITIES FUND LLC

By:	/s/ Alexander Schoenbaum
Name: Alexander Schoenbaum
Title: Managing Member
CROWDOUT CAPITAL LLC

By:	/s/ Alexander Schoenbaum
Name: Alexander Schoenbaum
Title: Managing Member

[Signature Page to Registration Rights Agreement]